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                                                                    Exhibit 3.39

                              OPERATING AGREEMENT
                              OF MAPLELEAF, L.L.C.

This Operating Agreement is made effective the 6th day of April, 1999, by Land O'Lakes, Inc., a Minnesota cooperative corporation ("Land O'Lakes"), referred to herein as the "Member."

For the consideration of the mutual promises and covenants hereinafter set forth, the Member(s) hereby agree(s) as follows:

                                  SECTION ONE
                                  DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section One (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following respective meanings:

     "Act" means the act described in Section 2.01 of this Agreement.

     "Agreement" means this Operating Agreement as hereafter amended from time to time, including all Schedules and Exhibits attached hereto.

     "Board" or "Board of Governors" means the governing board of the Company.

     "Capital Account" means the account of a Member which is maintained in accordance with the provisions of Section 4.07 hereof.

     "Chief Manager" means a person elected, appointed, or otherwise designated as a manager by the Board of Governors, and any other person considered elected as a manager pursuant to the Act.

     "Code" means the Internal Revenue Code of 1986, as amended and any successor thereto. Any reference herein to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

     "Company" means MAPLELEAF, L.L.C., a Minnesota limited liability company.

     "Distribution" means the distributions to the Member(s) of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

     "Financial Rights" means a Member's rights to share in Net Income and Net Losses and Distributions with respect to a Membership Interest in accordance with the terms of this Agreement.




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"Governance Rights" means all of a Member's rights as a Member in the Company other than Financial Rights and the right to assign Financial Rights.

"Governor" means a natural person serving on the Board of Governors.

"Member" means a person reflected in the required records of the Company as the owner of some Governance Rights of a Membership Interest of the Company, as reflected on Schedule 4.01 attached hereto.

"Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights and Governance Rights with respect to the Company.

"Net Income" and "Net Losses" mean respectively the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

"Profits and Losses" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (For this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication);

     (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

     (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

     (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

     (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;



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                                   SECTION TWO
                      FORMATION, NAME AND GENERAL PURPOSE

Section 2.01 Formation. On April 6th, 1999, the Member formed a limited liability company (the "Company") pursuant to the Minnesota Limited Liability Company Act (Minnesota Statute Sec. 322B). The Member(s) shall execute and acknowledge any and all certificates and instruments and do all filing, recording and other acts as may be appropriate to comply with the requirements of the Act relating to the formation, operation and maintenance of the Company in accordance with the terms of this Agreement.

Section 2.02 Intended Treatment. The Member(s) intend that the Company shall be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Member shall take any action inconsistent with the express intent of the parties hereto. It is expressly provided, however, that the Member(s) do not intend that the Company be treated as a "partnership" for purposes of Section 303 of the Bankruptcy Code.

Section 2.03  Name.  The name of the Company shall be MAPLELEAF, L.L.C..

Section 2.04 Registered Office: Principal Executive Office. The Company's registered office and principal office shall be located at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126.

Section 2.05 General Purposes and General Powers. The purpose of the Company shall be to operate and manage a business for general business purposes. Except as otherwise set forth in this Agreement, the Company shall have all of those powers set forth in Minnesota Statute Sec. 322B.20.

Section 2.06 Term. The term of the Company shall commence upon the filing of the Articles of Organization and, unless dissolved earlier according to law and/ or the terms hereof, shall have a perpetual existence.

Section 2.07 Initial Member. The name and address of the initial Member is as follows:

     Land O'Lakes, Inc.
     4001 Lexington Avenue North
     Arden Hills, MN 55126

                                 SECTION THREE
                        GOVERNANCE; CONDUCT OF OPERATIONS

Section 3.01 Governance. Except as set forth herein or otherwise required by statute, the Company shall be governed by a Board of Governors as set forth in
Section 8.



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Section 3.02 Services Agreements: No Employees. Unless otherwise agreed in accordance with Section 3.01, the Company shall hire no employees but, rather, shall enter into appropriate service contracts with entities and/or individuals as approved by the Board of Governors.

Section 3.03 Periodic Audit. From time to time, and as may be directed by the Member(s), the books and records of the Company shall be audited by Arthur Andersen, LLP.

                                  SECTION FOUR
                              MEMBERSHIP INTERESTS

Section 4.01 Membership Interests and Board Authority as to Additional Membership Interests. The names of the Member(s) and their respective contributions and the agreed value thereof are reflected on Schedule 4.01, which is attached hereto and incorporated herein by reference. No additional contributions shall be accepted and no additional Membership Interests shall be granted by the Board without the consent of one hundred percent (100%) of the outstanding Governance Rights. Upon such consent and the issuance of additional Membership Interests, Schedule 4.01 shall be appropriately amended.

Section 4.02 Terms of Membership Interests. The original Membership Interests reflected in Schedule 4.01 are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

Section 4.03 Allocation of Profits and Losses. Net Income and Net Losses shall be allocated annually among the Member(s) based on their Financial Rights as reflected on Schedule A.

Section 4.04 Operating Distributions. Any distributions authorized by the Board other than Liquidating Distributions pursuant to Section 4.05 shall be distributed among the Member(s) based on their Financial Rights as reflected on
Schedule 4.01.

Section 4.05 Liquidating Distributions. If the Company is dissolved and its business is being liquidated, the Company shall cease to carry on its business, except to the extent necessary for the winding up of the business of the Company. The Company shall thereafter be wound up and terminated as provided hereunder and by the Act. All tangible or intangible property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company shall be distributed to the Member(s) as follows:

     (a) to the Member(s) in proportion to, and to the extent of, the positive balances in their Capital Accounts; and

     (b) to the Member(s) in accordance with their Financial Rights as set forth on Schedule 4.01.

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Section 4.06  Voting. Except with respect to those items set forth on Schedule
4.06 which shall require unanimous consent, or except as otherwise specifically provided herein or required by law, the Member(s) shall be entitled to vote on all matters in proportion to their Governance Rights as set forth on Schedule 4.01.

Section 4.07 Capital Accounts. A separate Capital Account shall be maintained for each Member. Each Member's Capital Account shall be (i) increased by (a) the amount of money contributed by such Member, (b) the Fair Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code
Section 752), (c) allocations to such Member, pursuant to Article V, of Company income and gain (or items thereof), and (d) to the extent not already netted out under clause (ii)(b) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and (ii) decreased by (a) the amount of money distributed to such Member, (b) the Fair Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Cold Section 752), (c) allocations to such Member, pursuant to Article V, of Company loss and deductions (or items thereof), and (d) to the extent not already netted out under clause (i)(b) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

     The foregoing provisions of this Section 4.07 and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Member(s) determine that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such treasury Regulations, the Member(s) may cause such modification to be made provided that it is not likely to have a material effect on the amounts distributable to either Member upon the dissolution of the Company.

Section 4.08 Initial Capital Contributions. As requested by the Company, and on a pro rata basis based on each Member's Financial Rights, the initial Member shall make the following contributions to the capital of the Company:

     Land O'Lakes shall contribute cash in an amount equal to that as set forth on Schedule 4.01.

Section 4.09 Additional Capital Contributions. Except to the extent to pay for reasonable expenses customarily and regularly incurred in connection with the Agreements referenced in Section Three, no Member shall have any obligation to make additional capital contributions to the Company or to fund, advance, or loan monies which may be necessary to pay deficits, if any, incurred by the Company during the term hereof. Member(s) may make loans to the Company from time to time, as authorized by the Board. Any payment or transfer accepted by the Company from a Member which is not a capital contribution complying with
Section 4.01 shall be deemed a loan and shall neither be treated as a contribution to the capital of the Company for any purpose hereunder, nor entitle such



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Member (as such) to any increase in such Member's Financial Rights or
Governance Rights. Any such loan shall be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Board and the lending Member shall reasonably agree.

Section 4.10 Statement of Membership Interest. At the request of any Member, the Company shall state in writing the particular Membership Interest owned by that Member as of the moment the Company makes the statement. The statement must describe the Member's rights to vote, to share in profits and losses, and to share in distributions, restrictions on assignment(s) of Financial Rights and/or Governance Rights, as well as any assignment of the Member's rights then in effect other than a security interest.

Section 4.11 Declaration of Distributions. The Board of Governors shall have the authority to declare distributions upon the Membership Interests of the Company to the extent permitted by law.


                                  SECTION FIVE
                             TRANSFER OF INTERESTS

Section 5.01 Transfers. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights. Any assignment of any Governance Rights or Financial Rights is effective only if: (i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent may be given or withheld, conditioned or delayed as the remaining Member(s) may determine in their sole discretion, and (ii) the assignee executes this Agreement as amended to reflect such assignee's interest in the Company and any other instrument or instruments that the Board may deem necessary or desirable to effect such assignment.


                                  SECTION SIX
                       RIGHTS AND OBLIGATIONS OF MEMBERS

Section 6.01 Limitation of Liability. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in Minnesota Statute
Section 322B.303 and other applicable law.

Section 6.02 Access to Company Records. Upon the written request of any Member, the Company shall allow any Member to inspect and copy, at the Member's expense, all Company records.

Section 6.03 Relations between Members. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to restrict in any way the freedom of any of the Member(s) to conduct any other business or activity whatsoever. Except as expressly provided herein, no Member shall have any authority to act for, or to assume any obligations


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or responsibilities on behalf of, the Company or any other Member. The creation of the Company shall not convey to a Member, by operation of law or otherwise, any interest in, right to, or ownership of any asset or property of the other Member. No Member shall become responsible for any of the debts, obligations or liabilities of the other, and no Member shall be constituted the agent or attorney in fact of the other. Any transaction unrelated to the purposes of the Company engaged in by a Member shall be solely the liability and responsibility of such Member, who shall not be authorized to bind the any other Member as agent or otherwise with respect to such transaction.


                                 SECTION SEVEN
                                MEMBER MEETINGS

Section 7.01 Place of Meetings. Each meeting of the Member(s) shall be held at the principal office of the Company located at Arden Hills, Minnesota, or at such other place as may be designated by the Board of Governors; provided, however, that any meeting called by or at the demand of a Member shall be held in the principal office of the Company.

Section 7.02 Regular Meetings. Regular meetings of the Member(s) shall be held at least on an annual basis and on a more frequent basis if so determined by the Board of Governors. At each regular meeting the Member(s) may transact any business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 7.03 Special Meetings. A special meeting of the Member(s) may be called for any purpose or purposes at any time by the Manager; by the Treasurer; by the Board of Governors or any two or more governors; or by one or more Members owning not less than ten percent of the Governance Rights, who shall demand such special meeting by written notice given to the Manager or the Treasurer of the Company specifying the purposes of such meeting.

Section 7.04 Meetings Held Upon Member Demand. Within 30 days after receipt of a demand by the Manager or the Treasurer from any Member(s) entitled to call a meeting of the Member(s), it shall be the duty of the Board of Governors to cause a special or regular meeting of the Member(s), as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand.

Section 7.05 Adjournments. Any meeting of the Member(s) may be adjourned from time to time to another date, time, and place. If any meeting of the Member(s) is so adjourned, no notice as to such adjourned meeting need be given if the date, time, and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 7.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Member(s), stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every owner of Membership Interests entitled to vote at such meeting

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except as specified in Section 7.04 or as otherwise permitted by law. The business transacted in a special meeting of Member(s) is limited to the purposes stated in the notice of the meeting.

Section 7.07 Waiver of Notice. A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of the Member(s). A waiver of notice by a Member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 7.08 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Member(s) of the Company may be taken without a meeting by written action signed by the Member(s).

Section 7.09 Member Representatives. The Member(s) may designate their representative(s) who shall vote on such Member's behalf at membership meetings ("Member Representative(s)"). Until all Member(s) are notified to the contrary, the following individuals shall act as Member Representative(s) of the respective Members as follows:

LAND O'LAKES

     1. Diane Miller
     2. Brian Roesler
     3. Jim Pavlik

Any Member Representative shall have the authority to vote the entire Governance Rights of the Member he or she represents.

                                 SECTION EIGHT
                                   GOVERNORS

Section 8.01 Number; Qualifications. The business and affairs of the Company shall be managed by, or under the direction of, a Board of Governors. The number of Governors shall be three. All Governors shall be natural persons. Except with respect to election and removal, the Governors shall have equal rights, powers, and duties. In the event of death, resignation, or removal of any such governor, the Member which appointed such governor shall be entitled to designate the successor.

Section 8.02 Initial Governors. The initial Governors of the Company shall be the following, who are hereby elected to hold office until their successors are appointed pursuant to this Agreement:

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     1. Diane Miller
     2. Brian Roesler
     3. Jim Pavlik

Section 8.03 Term. Each governor shall serve for an indefinite term and shall hold office until a successor is appointed by the respective Member or until the earlier death, resignation, removal or disqualification of the governor.

Section 8.04 Notice and Place of Meetings. Each meeting of the Board of Governors shall be held upon at least ten (10) days advance written notice and at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the governors. A meeting may be held by conference among the governors using any means of communication through which the governors may simultaneously hear each other during the conference.

Section 8.05 Regular Meetings. Regular meetings of the Board of Governors for the election of managers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the Member(s).

Section 8.06 Special Meetings. A special meeting of the Board of Governors may be called for any purpose or purposes at any time by any governor by giving not less than ten days' notice to all governors of the date, time and place of the meeting.

Section 8.07 Waiver of Notice: Previously Scheduled Meetings. A governor of the Company may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a governor entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a governor at a meeting is a waiver of notice of that meeting, unless the governor objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 8.08 Acts of Board. Except as otherwise required by law, the Board shall take action by the affirmative majority vote of the entire Board of Governors.

Section 8.09 Participation by Electronic Communications. A governor may participate in a Board meeting by any means of communication through which the governor, other governors so participating and all governors physically present at the meeting may simultaneously hear each other during the meeting. A governor so participating shall be deemed present in person at the meeting.

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Section 8.10  Action Without a Meeting.  An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the governors. The written action is effective when signed by all of the governors, unless a different effective time is provided in the written action.

Section 8.11 Committees. A resolution approved by the unanimous vote of the entire Board may establish committees having the authority of the Board in the management of the business of the Company only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board.

Section 8.12 Conflicts of Interest. Conflicts of interest with respect to managers and Governors shall be subject to Minnesota Statute Section 322B.666.

                                  SECTION NINE
                                    MANAGERS

Section 9.01 Number and Designation. The Company shall have one or more natural persons exercising the functions of the position of Chief Manager and Treasurer. The Board of Governors shall elect the Chief Manager and Treasurer, and may elect or appoint such other managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Agreement unless otherwise determined by the Board. Any of the above positions may be held by the same person.

Section 9.02 Chief Manager. Unless provided otherwise by a resolution adopted by the Board of Governors, the Chief Manager (a) shall oversee the day-to-day operation of the business of the Company; (b) shall see that all orders and resolutions of the Board are carried into effect; (c) may maintain records of and certify proceedings of the Board and Member(s); (d) shall execute and deliver in the name of the Company contracts and the like within authority as granted by the Board of Governors; and (e) shall perform such other duties as may from time to time be prescribed by the Board.

Section 9.03 Treasurer. Unless provided otherwise by a resolution adopted by the Board of Governors, the Treasurer (a) shall keep accurate financial records for the Company; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) shall disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the Chief Manager and the Board, whenever requested, an account of all of such manager's transactions as Treasurer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Manager from time to time.

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Section 9.04  Authority and Duties.  In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Governors. Unless prohibited by a resolution approved by the Board, any officer other than the Chief Manager may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

Section 9.05 Term, Resignation and Removal Vacancy. All managers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal. A manager may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice. A manager may be removed at any time, with or without cause, by a resolution unanimously approved by the entire Board of Governors. A vacancy in an manager's position because of death, resignation, removal, disqualification or other cause, shall be filled for the unexpired portion of the term by the unanimous consent of the entire Board of Governors.

Section 9.06 Required Records. At the expense of the Company, a Manager shall maintain at a minimum the following records ("Required Records") at the Company's principal office;

     (a) A current list of the full name and last known business, residence or mailing address of each Member, Substituted Member, Manager, and Governor, both past and present;
     (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;
     (c) Copies of the Company's currently effective written Operating Agreement and all amendments thereto, copies of any similar prior written agreements no longer in effect, and copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services;
     (d) Copies of the Company's federal, state and local income tax returns and reports for the three most recent years;
     (e)  Records of all proceedings of Member(s) for the last three years;
     (f) Records of all proceedings of the Board of Governors for the last three years;
     (g)  Reports made to the Member(s) generally within the last three years;
     (h)  Copies of financial statements of the Company;
     (i)  Minutes of every annual or special meeting of the Member(s);
     (j) Any written consents obtained from Members for actions taken by the Member(s) without a meeting;
     (k)  Minutes of every annual or special meeting of the Board of Governors;
     (l) Any written consents obtained from Governors of the Board of Governors for actions taken by governors of the Board of Governors without a meeting;
     (m)  Any written consents obtained from the Member(s).


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                                  SECTION TEN
                                INDEMNIFICATION

Section 10.01 Indemnification. The Company shall indemnify its Member(s), Governors, and Managers for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statute Section 322B.699, as amended from time to time, or as required or permitted by other provisions of law.

Section 10.02 Insurance. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

                                 SECTION ELEVEN
                                  TAX MATTERS

Section 11.01 Tax Characterization and Returns. The Member(s) acknowledge that the Company will be treated as a "partnership" for tax purposes. The Board of Governors shall cause all required federal, state and local Company tax returns to be prepared and filed and all appropriate taxes to be paid. Prior to filing any tax return or schedule, the Board of Governors shall submit a copy thereof to each Member at least fifteen (15) days prior to its filing due date (including extensions thereof), whichever is earlier, to permit review and approval. Each Member and the Company shall be responsible for the payment of its own income taxes and shall indemnify and hold each other harmless from and against all loss, costs, or liability arising therefrom.

Section 11.02 Tax Matters Partner. Land O'Lakes, Inc. shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

Section 11.03 Fiscal Year. The fiscal year of the Company shall end on the last day of December of each calendar year unless the Member(s) unanimously agree to elect another fiscal year, or a different year end is required by the Code.

                                 SECTION TWELVE
                                   AMENDMENTS

Section 12.01 Amendment of Agreement. No change, modification, or amendment of this Agreement shall be valid or binding unless such change, modification, or amendment shall be in writing signed by the holders of one hundred percent (100%) of the then outstanding Governance Rights.

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                                SECTION THIRTEEN
                                 MISCELLANEOUS

Section 13.01 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

Section 13.02 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Member(s), and their permitted successors and assigns.

Section 13.03 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 13.04 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

Section 13.05 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 13.06 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 13.07 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving 5 days' prior written notice to the other Member(s) and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first set forth above.

                                   LAND O'LAKES, INC.

                                   /s/ John T. Rebane
                                   -----------------------------------
                                   By: John T. Rebane
                                   Title: Assistant Secretary

                               MAPLELEAF, L.L.C.
            SCHEDULE 4.01 TO OPERATING AND MEMBER CONTROL AGREEMENT

        Name of                               Financial       Governance
        Member            Contribution         Rights           Rights
------------------------------------------------------------------------------
LAND O'LAKES, Inc.         $10,000.00           100%             100%

                         SCHEDULE 4.06 TO OPERATING AND
                            MEMBER CONTROL AGREEMENT
                              OF MAPLELEAF, L.L.C.

The following actions shall require the unanimous approval of a membership vote of the Governance Rights:

     1. Any assignment or transfer or sale of a Membership Interest or any portion thereof;

     2.   Acceptance of new members;

     3.   Requiring additional capital contributions;

     4.   Borrowing money or guarantying the obligations of other borrowers;

     5.   Capital expenditures in excess of $100,000.00;

     6.   Approval of budgets;

     7.   Commencing a lawsuit;

     8.   Choosing or replacing a Chief Manager;

     9.   Removing any Manager;

     10. Amendment of the Articles of Organization, Operating & Member Control Agreement or any ancillary agreement, and

     11.  Liquidation of the Company.